Exhibit 10.1

Delia’s Key Employee Incentive Plan

Event	Funding	Ryan A. Schreiber	Edward Brennan	David Diamond
A Sale of MOOS Inventory to the Agent at a guaranteed amount in excess of .30 of the Cost Value of MOOS Inventory	8.5% of Estate Recovery	50% of Funding	50% of Funding

The Debtors’ estates receiving a recovery of an amount in excess of $25,000 with respect to the sharing provisions of the Agency Agreement with respect to the MOOS Inventory	8.5% of Estate Recovery	25% of Funding	75% of Funding

The Debtors’ estates receiving a recovery in excess of $50,000 with respect to the sharing provisions of the Agency Agreement with respect to the Merchandise	8.5% of Estate Recovery	25% of Funding	75% of Funding

The Debtors’ estates receiving in excess of with respect to a sale of the Intellectual Property subject to the Agency Agreement	8.5% of Estate Recovery	100% of Funding

The Debtors’ estate receiving an amount in connection with a sale of its leased and owned real estate:

in excess of but less than or equal to in excess of but less than or equal to in excess of	5% of Estate Recovery 7% of Estate Recovery 8.5% of Estate Recovery	90% of Funding 90% of Funding 90% of Funding	10% of Funding 10% of Funding 10% of Funding

The Debtors’ estates receiving an amount in connection with recoveries of funds held as collateral for Letters of Credit securing the payments of the lease of the Debtors’ corporate headquarters	8.5% of Estate Recovery	100% of Funding

The Debtors’ estates receiving in excess of with respect to any claim it holds (i) in the VISA/Mastercard litigation and (ii) in other current ordinary course claims and litigations but not including chapter 5 causes of action or D&O claims unless otherwise agreed in writing by the Committee.	8.5% of Estate Recovery	100% of Funding

The DIP Facility being paid in full on or before April 15, 2015	$10,000 $50,000 (if Salus contributes $40,000)	$5,000 $25,000 (if Salus contributes $40,000)	$5,000 $25,000 (if Salus contributes $40,000)

The Debtors confirming a plan or reorganization before April 30, 2015 providing for the following amounts distributable to unsecured creditors or a trust established for their benefit:

less than $550,000 greater than or equal $550,000	$25,000 $50,000	$12,500 $25,000	$12,500 $25,000

Sale of (a) Intellectual Property in excess of                    or

(b) sale of the Distribution Center in excess of                    to Purchaser introduced by the KEIP Recipient; provided that, the Debtors confirm a plan or reorganization before April 30, 2015 providing for the following amounts distributable to unsecured creditors or a trust established for their benefit:

less than $550,000 greater than or equal $550,000	$10,000 $25,000			$10,000 $25,000